NuScale Power Schedules 2023 First Quarter Conference Call on May 9, 2023 PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, today announced it will host a conference call to discuss 2023 first quarter results on Tuesday, May 9, 2023, at 5:00 p.m. ET. Financial results will be released after market close that day. The conference call may be accessed by dialing (888) 550-5460 with conference ID 4347254 or by visiting the “Events & Presentations” page of the company’s website. A replay of the webcast will be available for 30 days. About NuScale Power NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon-free energy. The company’s groundbreaking VOYGR™ SMR plants are powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, district heating, desalination, commercial- scale hydrogen production, and other process heat applications. Founded in 2007, NuScale is headquartered in Portland, Ore. To learn more, visit NuScale Power’s website or follow us on Twitter, Facebook, LinkedIn, Instagram and YouTube. Media contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com Investor contact Scott Kozak, Director, Investor Relations SKozak@nuscalepower.com